POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Ira Shapiro, Janey Ahn, Edward Baer, Douglas McCormack, Aaron Wasserman, Ben Archibald and Noah Gellner of BlackRock, Inc., and Thomas DeCapo, Eric Requenez, Steven Grigoriou, Jeffrey Davidson and George Ching of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.  This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 13th day of June 2011.

By:	/s/ Jeffrey P. Cucunato

Print:	Jeffrey P. Cucunato

STATE OF NEW YORK, COUNTY OF NEW YORK	ss.:	ACKNOWLEDGMENT

On 13th day of June before me, the undersigned, personally appeared Jeffrey P. Cucunato personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Dana C. Kelly
(signature and office of person taking acknowledgment)

DANA C. KELLY
Notary Public, State of New York
No. 01KE6231223
Qualified in Queens County
Commission Expires November 22, 2014

Annex A

1.	BlackRock Build America Bond Trust	BBN
2.	BlackRock California Municipal 2018 Term Trust	BJZ
3.	BlackRock California Municipal Income Trust	BFZ
4.	BlackRock Core Bond Trust	BHK
5.	BlackRock Corporate High Yield Fund III, Inc.	CYE
6.	BlackRock Corporate High Yield Fund V, Inc.	HYV
7.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
8.	BlackRock Corporate High Yield Fund, Inc.	COY
9.	BlackRock Credit Allocation Income Trust I, Inc.	PSW
10.	BlackRock Credit Allocation Income Trust II, Inc.	PSY
11.	BlackRock Credit Allocation Income Trust III	BPP
12.	BlackRock Credit Allocation Income Trust IV	BTZ
13.	BlackRock Debt Strategies Fund, Inc.	DSU
14.	BlackRock Defined Opportunity Credit Trust	BHL
15.	BlackRock Diversified Income Strategies Fund, Inc.	DVF
16.	BlackRock Equity Dividend Trust	BDV
17.	BlackRock EcoSolutions Investment Trust	BQR
18.	BlackRock Energy and Resources Trust	BGR
19.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
20.	BlackRock Enhanced Equity Dividend Trust	BDJ
21.	BlackRock Enhanced Government Fund, Inc.	EGF
22.	BlackRock Fixed Income Value Opportunities	--
23.	BlackRock Floating Rate Income Strategies Fund II, Inc.	FRB
24.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
25.	BlackRock Floating Rate Income Trust	BGT
26.	BlackRock Florida Municipal 2020 Term Trust	BFO
27.	BlackRock Global Opportunities Equity Trust	BOE
28.	BlackRock Health Sciences Trust	BME
29.	BlackRock High Income Shares	HIS
30.	BlackRock High Yield Trust	BHY
31.	BlackRock Income Opportunity Trust, Inc.	BNA
32.	BlackRock Income Trust, Inc.	BKT
33.	BlackRock International Growth and Income Trust	BGY
34.	BlackRock Investment Quality Municipal Income Trust	RFA
35.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
36.	BlackRock Limited Duration Income Trust	BLW
37.	BlackRock Long-Term Municipal Advantage Trust	BTA
38.	BlackRock Maryland Municipal Bond Trust	BZM
39.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
40.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
41.	BlackRock MuniAssets Fund, Inc.	MUA
42.	BlackRock Municipal 2018 Term Trust	BPK
43.	BlackRock Municipal 2020 Term Trust	BKK
44.	BlackRock Municipal Bond Investment Trust	BIE
45.	BlackRock Municipal Bond Trust	BBK
46.	BlackRock Municipal Income Investment Quality Trust	BAF
47.	BlackRock Municipal Income Investment Trust	BBF
48.	BlackRock Municipal Income Quality Trust	BYM
49.	BlackRock Municipal Income Trust	BFK
50.	BlackRock Municipal Income Trust II	BLE
51.	BlackRock MuniEnhanced Fund, Inc.	MEN

52.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
53.	BlackRock MuniHoldings Fund II, Inc.	MUH
54.	BlackRock MuniHoldings Fund, Inc.	MHD
55.	BlackRock MuniHoldings Investment Quality Fund	MFL
56.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
57.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
58.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
59.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
60.	BlackRock MuniVest Fund II, Inc.	MVT
61.	BlackRock MuniVest Fund, Inc.	MVF
62.	BlackRock MuniYield Arizona Fund, Inc.	MZA
63.	BlackRock MuniYield California Fund, Inc.	MYC
64.	BlackRock MuniYield California Quality Fund, Inc.	MCA
65.	BlackRock MuniYield Fund, Inc.	MYD
66.	BlackRock MuniYield Investment Fund	MYF
67.	BlackRock MuniYield Investment Quality Fund	MFT
68.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
69.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
70.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
71.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
72.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
73.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
74.	BlackRock MuniYield Quality Fund II, Inc.	MQT
75.	BlackRock MuniYield Quality Fund III, Inc.	MYI
76.	BlackRock MuniYield Quality Fund, Inc.	MQY
77.	BlackRock New Jersey Investment Quality Municipal Trust, Inc.	RNJ
78.	BlackRock New Jersey Municipal Bond Trust	BLJ
79.	BlackRock New Jersey Municipal Income Trust	BNJ
80.	BlackRock New York Investment Quality Municipal Trust, Inc.	RNY
81.	BlackRock New York Municipal 2018 Term Trust	BLH
82.	BlackRock New York Municipal Bond Trust	BQH
83.	BlackRock New York Municipal Income Quality Trust	BSE
84.	BlackRock New York Municipal Income Trust	BNY
85.	BlackRock New York Municipal Income Trust II	BFY
86.	BlackRock Pennsylvania Strategic Municipal Trust	BPS
87.	BlackRock Real Asset Equity Trust	BCF
88.	BlackRock Resources & Commodities Strategy Trust	BCX
89.	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
90.	BlackRock Senior High Income Fund, Inc.	ARK
91.	BlackRock Strategic Bond Trust	BHD
92.	BlackRock Strategic Equity Dividend Trust	BDT
93.	BlackRock Virginia Municipal Bond Trust	BHV
94.	The BlackRock Strategic Municipal Trust	BSD
95.	The Massachusetts Health & Education Tax-Exempt Trust	MHE
96.	BlackRock Preferred Partners LLC	--